Exhibit 23.2

(LOGO) Weinberg & Company, P.A.
       ------------------------
       C E R T I F I E D  P U B L I C  A C C O U N T A N T S




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Torque Engineering Corporation our report for the year ended December 31, 2000 dated March 29, 2001, relating to the financial statements of Torque Engineering Corporation which appear in the Torque Engineering Corporation annual report on Form 10-KSB for the year ended December 31, 2000.



                                                   /s/ Weinberg & Company, P.A.
                                                   -----------------------------
                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants



Boca Raton, Florida
February 27, 2002







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
          Town Executive Center                                         1875 Century Park East
        6100 Glades Road o Suite 314                                         Suite 600
          Boca Raton, Florida 33434                             Los Angeles, California 90067
Telephone:(561) 487-5765 o Facsimile (561)487-5766      Telephone: (310) 407-5450 o Facsimile (310) 407-5451

                    Email: weinacctg@aol.com o Website: www.cpaweinberg.com
            American Institute of CPA's Division for CPA Firms SEC Practice Section
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